Exhibit 99.1

PHH Corporation Announces First Quarter 2018 Results
Provides Update on Proposed Merger with Ocwen Financial Corporation

Highlights:

•
Net loss attributable to PHH Corporation of $30 million, or $0.92 per basic share. Net loss from continuing operations was $26 million or $0.80 per basic share, which includes $9 million of favorable pre-tax notable items.

•	Ended the first quarter of 2018 with cash and cash equivalents of $480 million and total PHH Corporation stockholders’ equity of $523 million.

•	Substantially completed the exit from the private label services origination business and completed the purchase of Realogy's membership interest in PHH Home Loans.

•
Completed substantially all of our previously announced headcount rightsizing plans and ended the first quarter of 2018 with approximately 1,225 employees, which is ahead of the 1,250 employee target by the second half of 2018.

•	Our Total Servicing Portfolio was comprised of 648,040 loans serviced representing $143.5 billion of unpaid principal balance, including 609,250 loans in our subservicing portfolio.

Mount Laurel, NJ — May 8, 2018 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter ended March 31, 2018 and provided an update on the proposed merger with Ocwen Financial Corporation. For the quarter ended March 31, 2018, the Company reported Net loss attributable to PHH Corporation of $30 million or $0.92 per basic share. Net loss from continuing operations was $26 million or $0.80 per basic share.

Robert B. Crowl, President and Chief Executive Officer of PHH Corporation, said, “Our team is fully committed to executing our business plans and meeting the closing requirements for our merger with Ocwen. Based on the progress made to date on certain closing conditions, including the levels of adjusted net worth and available cash on hand levels as compared to the threshold levels agreed upon in the merger agreement, we continue to believe that the transaction could close in the third or fourth quarter 2018.”

Summary Consolidated Results
(In millions, except per share data)
	Three Months Ended March 31,
	2018	2017
Total net revenues	$50	$40
Loss from continuing operations before income taxes	(26)	(77)
Loss from continuing operations, net of tax	(26)	(53)
Net loss attributable to PHH Corporation	(30)	(67)

Basic and Diluted loss per share:
From continuing operations	$(0.80)	$(0.99)
From discontinued operations	(0.12)	(0.27)
Total attributable to PHH Corporation	$(0.92)	$(1.26)

Weighted-average common shares outstanding — basic & diluted	32.645	53.683

Notable items and Exit and disposal costs attributable to the continuing operations of PHH included the following:

	Three Months Ended March 31,
	2018		2017
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
	$	Per Share	$	Per Share
Notable items:
Legal and regulatory reserves, net of insurance proceeds	$14	$0.44	$(9)	$(0.11)
Merger and strategic review expenses	(4)	(0.11)	(17)	(0.19)
Loss from MSR sales and related transaction costs	(1)	(0.03)	(7)	(0.08)
Severance	—	—	(1)	(0.01)
Re-engineering and growth investments	—	—	1	0.01

Exit and disposal costs	$—	$—	$(9)	$(0.10)

Update on the Proposed Merger with Ocwen Financial Corporation

On February 27, 2018, the Company entered into a definitive Agreement and Plan of Merger with Ocwen Financial Corporation (“Ocwen”), and POMS Corp (“MergerSub”) pursuant to which all of PHH’s outstanding common stock will be acquired by Ocwen in a merger of MergerSub with and into PHH with PHH as the surviving entity (the “Merger”) in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis. The Merger is subject to, in addition to various other customary closing conditions: approval by the Company’s stockholders; antitrust, state licensing, and other governmental and regulatory approvals; and PHH maintaining cash and adjusted net worth above certain thresholds. The Company has made progress toward meeting its key closing conditions as follows:

•
The Company ended the first quarter of 2018 with stockholders’ equity of $523 million. Ocwen may terminate the merger agreement if the Company’s adjusted net worth, as calculated under the merger agreement, is more than $47.5 million below a prescribed amount, which prescribed amount was $489 million as of March 31, 2018 and ranges from $476 million to $393 million between April and December 2018. As of March 31, 2018, the adjustments made to PHH Corporation stockholders’ equity to arrive at the adjusted net worth under the merger agreement were immaterial.

•
The Company ended the first quarter 2018 with cash and cash equivalents of $480 million. Ocwen may terminate the merger agreement if available cash on hand falls below a prescribed amount, which prescribed amount was $367 million as of March 31, 2018, and ranges from $357 million to $293 million between April and December 2018. As of March 31, 2018, the adjustments made to cash and cash equivalents to arrive at available cash on hand were immaterial.

•
The Company has submitted substantially all requisite notices and approval requests to governmental agencies and state regulatory and licensing entities. It has not received any objections to date, and continues to communicate with those agencies and entities regarding any further information requests.

•	The Federal Trade Commission granted early termination of the waiting period under the HSR Act effective April 19, 2018 with respect to both the Company and Ocwen.

•	A Special Meeting of Stockholders has been scheduled for June 11, 2018 to approve the merger with Ocwen.

•	The Company satisfied the closing conditions relating to its exit from the private label services origination business and purchase of Realogy's membership interest in PHH Home Loans.

Pending the closing of the Merger, the Company does not intend to provide further profitability forecasts or estimates of potential excess cash and other financial performance metrics.

About PHH Corporation

PHH Corporation (NYSE: PHH), through its subsidiary, PHH Mortgage, is one of the largest subservicers of residential mortgages in the United States. PHH Mortgage provides servicing and portfolio retention solutions to investors of MSRs, financial and wealth management institutions, regional and community banks, and credit unions. Headquartered in Mount Laurel, New Jersey, the Company has been providing mortgage lending and servicing solutions since 1984 and is dedicated to responsible and ethical practices while delivering an exceptional customer experience. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Special Note Regarding Forward-Looking Statements

In addition to the Cautionary Note Regarding Forward-Looking Statements above, with respect to the proposed Merger, factors that may cause actual results to differ from expected results include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements with Ocwen; the risk that PHH’s stockholders may not approve the merger; the risk that the necessary regulatory approvals for the merger may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that PHH’s cash and/or net worth may decline below the threshold levels specified in the merger agreement; risks that Ocwen may not have sufficient funds to consummate the merger; risks that PHH’s business may suffer as a result of uncertainties surrounding the proposed transaction; litigation or other legal proceedings relating to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; risks related to the disruption of management time from ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transactions and the PHH’s plans, including impact on PHH’s relationships with customers, regulators, lenders and employees; other risks to the consummation of the transaction, including the risk that the transactions will not be consummated within the expected time period or at all; unfavorable economic conditions in the markets PHH serves; changes in laws or regulations; and other risks and uncertainties described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by the Company or the Company’s businesses generally.

Contact Information

Investors                    Media
Hugo Arias                    Dico Akseraylian
hugo.arias@phh.com                dico.akseraylian@phh.com
856-917-0108                    856-917-0066

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$480	$509
Restricted cash	50	33
Mortgage loans held for sale	41	103
Accounts receivable, net	56	73
Servicing advances, net (1)	324	356
Mortgage servicing rights (1)	496	476
Property and equipment, net	19	22
Other assets	30	25
Assets related to discontinued operations (2)	17	214
Total assets	$1,513	$1,811

LIABILITIES
Accounts payable and accrued expenses	$78	$98
Subservicing advance liabilities	208	232
Mortgage servicing rights secured liability	443	419
Mortgage warehouse and advance facilities	46	117
Unsecured debt, net	118	118
Loan repurchase and indemnification liability	28	29
Other liabilities	44	46
Liabilities related to discontinued operations (2)	25	199
Total liabilities	990	1,258

Total PHH Corporation stockholders’ equity	523	553
Total liabilities and equity	$1,513	$1,811
_______________

(1)
MSR and Advances Sale Commitments. As of March 31, 2018, we had commitments to sell MSRs, representing $5.6 billion of unpaid principal balance, for $33 million in MSR fair value. Additionally, we had commitments to transfer approximately $100 million in Servicing advances to the counterparties of these agreements.

(2)
Discontinued Operations. Represents the assets and liabilities directly attributable to the PLS business and Real Estate channel. The decline from December 31, 2017 represents the completion of substantially all of the run-off activities of these operations, including the acquisition of Realogy’s 49.9% ownership interests in PHH Home Loans for a total of $19 million in cash.

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017
REVENUES
Loan servicing income, net	$43	$33
Gain on loans held for sale, net	5	12
Origination and other loan fees	1	1
Net interest expense	(14)	(8)
Other income	15	2
Total net revenues	50	40

EXPENSES
Salaries and related expenses	32	36
Foreclosure and repossession expenses	3	7
Professional and third-party service fees	18	31
Technology equipment and software expenses	7	7
Occupancy and other office expenses	6	5
Depreciation and amortization	3	4
Exit and disposal costs	—	9
Other operating expenses	7	18
Total expenses	76	117
Loss from continuing operations before income taxes	(26)	(77)
Income tax benefit	—	(24)
Loss from continuing operations, net of tax	(26)	(53)
Loss from discontinued operations, net of tax	(4)	(18)
Net loss	(30)	(71)
Less: net loss attributable to noncontrolling interest from discontinued operations	—	(4)
Net loss attributable to PHH Corporation	$(30)	$(67)
Comprehensive loss attributable to PHH Corporation	$(30)	$(67)

Basic and Diluted loss per share:
From continuing operations	$(0.80)	$(0.99)
From discontinued operations	(0.12)	(0.27)
Total attributable to PHH Corporation	$(0.92)	$(1.26)

Discontinued Operations

We determined that substantially all of the run-off activities of the Private Label Services ("PLS") business and Real Estate channel were completed during the three months ended March 31, 2018. Accordingly, the results of the PLS business and Real Estate channel have been presented as discontinued operations in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), and excluded from continuing operations and segment results for all periods presented. Certain corporate overhead costs that were previously allocated to the PLS business and Real Estate channel for segment reporting purposes did not qualify for classification within discontinued operations, and have been included in continuing operations.

Reportable segments presented in continuing operations now include Mortgage Servicing, which acts as a subservicer for clients that own the underlying mortgage servicing rights and performs servicing activities for owned mortgage servicing rights, and Mortgage Production, which provides portfolio origination retention services to subservicing clients and sells the related mortgage loans in the secondary market.

Mortgage Servicing

Mortgage Servicing segment loss during the first quarter of 2018 was $6 million, as compared to a loss of $34 million in the first quarter of 2017.

During the first quarter of 2018, Total net revenues increased by $17 million, or 63%, as compared to the same period in 2017 primarily driven by a $15 million gain related to an insurance settlement with one of our insurance carriers for certain previously disclosed legal settlements. Our Total net revenues also reflect a $9 million decrease in unsecured debt interest expense related to the capital actions taken in 2017 to reduce our unsecured debt levels, that was partially offset by a decrease in net servicing revenue from a decrease in the size of our average total loan servicing portfolio and the change in mix of our servicing portfolio to primarily subserviced loans which lowered our contractual servicing fees and the impact from changes in fair value of MSRs.

During the first quarter of 2018, Total expenses decreased by $11 million or 18%, as compared to the same period in 2017. The provision for legal and regulatory matters decreased by $8 million primarily driven by various legal proceedings that are or were still ongoing related to our legacy mortgage servicing practices. Foreclosure and repossession expenses decreased by $4 million primarily due to lower foreclosure activity and improved delinquencies that were partially the result of the sales of delinquent government loans that occurred throughout 2017. Exit and disposal costs decreased by $2 million due to non-recurring costs incurred during 2017 for severance and retention expenses related to Mortgage shared services employees related to the reorganization exit plan.

Corporate overhead allocation increased by $7 million, which was impacted by the PLS business and Real Estate channel exits. During the three months ended March 31, 2017, $13 million of indirect costs not allocated to discontinued operations were stranded within the Other reporting unit, whereas, for 2018, 100% of those costs are included in the allocations to our segments.

At March 31, 2018, our subservicing portfolio consisted of approximately 609,000 units, up 127% from March 31, 2017, reflecting the addition of subserviced loans from 2017 sales of MSRs to New Residential. We continue to expect the transfer of approximately 115,000 subservicing units off of our platform in multiple transfers beginning in May 2018, based upon notifications from two of our largest subservicing clients. Approximately 65,000 of these units are subject to a portfolio defense agreement and will no longer be solicitable units upon transfer to a new servicer.

	Three Months Ended March 31,
	2018	2017
	(In millions)
Segment Results:
Loan servicing income, net	$43	$33
Net interest expense	(14)	(8)
Other income	15	2
Total net revenues	44	27

Salaries and related expenses	15	17
Foreclosure and repossession expenses	3	7
Professional and third-party service fees	6	7
Technology equipment and software expenses	3	3
Occupancy and other office expenses	4	3
Depreciation and amortization	1	1
Exit and disposal costs	—	2
Other operating expenses	18	21
Total expenses	50	61
Segment loss	$(6)	$(34)

	March 31,
	2018	2017
	($ In millions)
Total Loan Servicing Portfolio:
Conventional loans	$133,618	$150,022
Government loans	8,490	11,833
Home equity lines of credit	1,347	1,771
Total Unpaid Principal Balance	$143,455	$163,626

Number of loans in owned portfolio (units)	38,790	486,706
Number of subserviced loans (units) (1)	609,250	267,949
Total number of loans serviced (units)	648,040	754,655

Weighted-average interest rate	3.9%	3.8%

Total Portfolio Delinquency:
% of UPB - 30 days or more past due	2.06%	1.94%
% of UPB - Foreclosure, REO and Bankruptcy	1.46%	1.93%
Units - 30 days or more past due	2.91%	2.65%
Units - Foreclosure, REO and Bankruptcy	1.97%	2.40%

Total Capitalized Servicing Portfolio:
Unpaid Principal Balance of capitalized MSRs owned	$7,853	$71,808
Unpaid Principal Balance of capitalized MSRs in secured borrowing arrangement (1)	47,738	—
Total Unpaid Principal Balance of capitalized servicing portfolio	$55,591	$71,808

Capitalized servicing rate	0.89%	0.83%
Capitalized servicing multiple	3.3	3.0
Weighted-average servicing fee (in basis points)	27	28

	Three Months Ended March 31,
	2018	2017
	(In millions)
Total Loan Servicing Portfolio:
Average Portfolio UPB	$146,221	$169,152

Owned Capitalized Servicing Portfolio: (1)
Average Portfolio UPB	$8,252	$78,155
Payoffs and principal curtailments	347	3,459
Sales	1,125	10,316
_______________

(1)
Reflects the shift in our servicing portfolio to subserviced loans which began in the second quarter of 2017 as we sold MSRs to New Residential and continued functioning as subservicer. The MSRs sold to New Residential have been accounted for as a secured borrowing arrangement.

Mortgage Production

For all periods presented below, Mortgage Production includes only the continuing operations of the Portfolio Retention business, and the historical results of the PLS business and Real Estate channel have been reclassified to discontinued operations.

Mortgage Production segment loss during the first quarter of 2018 was $16 million, as compared to a loss of $8 million in the first quarter of 2017.

During the first quarter of 2018, Total net revenues decreased by $7 million, or 54%, as compared to the same period in 2017 due to lower volumes of loan closings and IRLCs. The volume decrease related to IRLCs expected to close was primarily attributable to an increase in interest rates, which drove lower demand for refinance loans and a decline in loan margins.

During the first quarter of 2018, Total expenses increased by $1 million, or 5%, as compared to the same period in 2017 primarily due to a $4 million increase in Corporate overhead allocation that was partially offset by $2 million of lower depreciation and amortization. The increase in the Corporate overhead allocation was impacted by the PLS business and Real Estate channel exits. During the three months ended March 31, 2017, $13 million of indirect costs not allocated to discontinued operations were stranded within the Other reporting unit, whereas, for 2018, 100% of those costs are included in the allocations to our segments.

	Three Months Ended March 31,
	2018	2017
	(In millions)
Segment Results:
Origination and other loan fees	$1	$1
Gain on loans held for sale, net	5	12
Total net revenues	6	13

Salaries and related expenses	8	8
Professional and third-party service fees	2	2
Occupancy and other office expenses	2	2
Depreciation and amortization	—	2
Other operating expenses	10	7
Total expenses	22	21
Segment loss	$(16)	$(8)

	Three Months Ended March 31,
	2018	2017
	($ In millions)
Portfolio Retention Statistics:
Refinance closings	$196	$430
Purchase closings	12	9
Total Unpaid Principal Balance	$208	$439

Number of loans funded (units)	1,096	2,400

IRLCs expected to close	$152	$213